Contacts:	For Media:	For Financials:
	John S. Oxford	James C. Mabry IV
	Senior Vice President	Executive Vice President
	Chief Marketing Officer	Chief Financial Officer
	(662) 680-1219	(662) 680-1281

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE SECOND QUARTER OF 2025

TUPELO, MISSISSIPPI (July 22, 2025) - Renasant Corporation (NYSE: RNST) (the “Company”) today announced earnings results for the second quarter of 2025.

(Dollars in thousands, except earnings per share)	Three Months Ended			Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Net income and earnings per share:
Net income	$1,018	$41,518	$38,846	$42,536	$78,255
Merger and conversion related expenses (net of tax)	(15,935)	(593)	—	(16,527)	—
Day 1 acquisition provision (net of tax)	(50,026)	—	—	(50,026)	—
Basic EPS	0.01	0.65	0.69	0.54	1.39
Diluted EPS	0.01	0.65	0.69	0.53	1.38
Adjusted diluted EPS (Non-GAAP)(1)	0.69	0.66	0.69	1.36	1.33
Impact to diluted EPS from merger and conversion related expenses (net of tax)	(0.17)	(0.01)	—	(0.21)	—
Impact to diluted EPS from Day 1 acquisition provision (net of tax)	(0.53)	—	—	(0.63)	—

“The results for the quarter reflect significant progress on the merger and integration of The First Bancshares, Inc.,” remarked Kevin D. Chapman, Chief Executive Officer of the Company. “Our employees continue to work diligently on bringing two strong companies together to better serve our customers.”

Quarterly Highlights

Merger with The First Bancshares, Inc.
•On April 1, 2025, the Company completed its merger with The First Bancshares, Inc. (“The First”). As of the effective date of the merger, The First operated 116 locations throughout Louisiana, Mississippi, Alabama, Georgia and Florida and, net of purchase accounting adjustments, had $7.9 billion in assets, $5.2 billion in loans, and $6.4 billion in deposits

Earnings
•Net income for the second quarter of 2025 was $1.0 million, which includes merger and conversion expenses of $20.5 million and Day 1 acquisition provision for credit losses of $66.6 million; diluted EPS and adjusted diluted EPS (non-GAAP)(1) were $0.01 and $0.69, respectively
•Net interest income (fully tax equivalent) for the second quarter of 2025 was $222.7 million, up $85.3 million linked quarter, primarily due to the merger with The First
•For the second quarter of 2025, net interest margin was 3.85%, up 40 basis points linked quarter. Adjusted net interest margin (non-GAAP)(1) was 3.58%, up 16 basis points linked quarter
•Cost of total deposits was 2.12% for the second quarter of 2025, down 10 basis points linked quarter
•Noninterest income increased $11.9 million linked quarter, primarily due to the merger with The First
•Mortgage banking income increased $3.1 million linked quarter. Gain on sale of mortgage servicing rights (“MSRs”) was $1.5 million. The mortgage division generated $679.6 million in interest rate lock volume in the second quarter of 2025, up $47.5 million linked quarter. Gain on sale margin was 1.87% for the second quarter of 2025, up 45 basis points linked quarter
•Noninterest expense increased $69.3 million linked quarter, primarily due to the merger with The First. Merger and conversion expenses and core deposit intangible amortization increased $19.7 million and $7.8 million, respectively, linked quarter

Balance Sheet
•The combined company generated net organic loan growth of $311.6 million for the quarter, or 6.9% annualized
•Securities increased $1.4 billion linked quarter, which includes $1.5 billion of securities acquired from The First. In the second quarter of 2025, the Company sold a portion of the acquired securities for proceeds of $686.5 million, which were reinvested in higher yielding assets
•The combined company generated net organic deposit growth of $361.3 million for the quarter, or 6.8% annualized. Noninterest bearing deposits increased $1.8 billion linked quarter, primarily due to the merger with The First, and represented 24.8% of total deposits at June 30, 2025

Capital and Stock Repurchase Program
•Book value per share and tangible book value per share (non-GAAP)(1) decreased 7.1% and 14.7%, respectively, linked quarter, due to the merger with The First
•The Company has a $100.0 million stock repurchase program in effect through October 2025 under which the Company is authorized to repurchase outstanding shares of its common stock either in open market purchases or privately-negotiated transactions. There was no buyback activity during the second quarter of 2025

Credit Quality
•The Company recorded a provision for credit losses of $81.3 million for the second quarter of 2025, which includes a $66.6 million Day 1 acquisition provision for credit losses and unfunded commitments
•The ratio of the allowance for credit losses on loans to total loans was 1.57% at June 30, 2025, up one basis point linked quarter; net loan charge-offs for the second quarter of 2025 were $12.1 million
•The coverage ratio, or the allowance for credit losses on loans to nonperforming loans, was 204.97% at June 30, 2025, compared to 206.55% at March 31, 2025
•Nonperforming loans to total loans remained at 0.76% at June 30, 2025, and criticized loans (which include classified and Special Mention loans) to total loans increased to 2.66% at June 30, 2025, compared to 2.45% at March 31, 2025, primarily due to the merger with The First

(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Income Statement

(Dollars in thousands, except per share data)	Three Months Ended					Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Interest income
Loans held for investment	$301,794	$196,566	$199,240	$202,655	$198,397	$498,360	$390,787
Loans held for sale	4,639	3,008	3,564	4,212	3,530	7,647	5,838
Securities	28,408	12,117	10,510	10,304	10,410	40,525	21,110
Other	9,057	8,639	12,030	11,872	7,874	17,696	15,655
Total interest income	343,898	220,330	225,344	229,043	220,211	564,228	433,390
Interest expense
Deposits	111,921	79,386	85,571	90,787	87,621	191,307	170,234
Borrowings	13,118	6,747	6,891	7,258	7,564	19,865	14,840
Total interest expense	125,039	86,133	92,462	98,045	95,185	211,172	185,074
Net interest income	218,859	134,197	132,882	130,998	125,026	353,056	248,316
Provision for credit losses
Provision for loan losses	75,400	2,050	3,100	1,210	4,300	77,450	6,938
Provision for (Recovery of) unfunded commitments	5,922	2,700	(500)	(275)	(1,000)	8,622	(1,200)
Total provision for credit losses	81,322	4,750	2,600	935	3,300	86,072	5,738
Net interest income after provision for credit losses	137,537	129,447	130,282	130,063	121,726	266,984	242,578
Noninterest income	48,334	36,395	34,218	89,299	38,762	84,729	80,143
Noninterest expense	183,204	113,876	114,747	121,983	111,976	297,080	224,888
Income before income taxes	2,667	51,966	49,753	97,379	48,512	54,633	97,833
Income taxes	1,649	10,448	5,006	24,924	9,666	12,097	19,578
Net income	$1,018	$41,518	$44,747	$72,455	$38,846	$42,536	$78,255

Adjusted net income (non-GAAP)(1)	$65,877	$42,111	$46,458	$42,960	$38,846	$107,987	$75,421
Adjusted pre-provision net revenue (“PPNR”) (non-GAAP)(1)	$103,001	$57,507	$54,177	$56,238	$51,812	$160,508	$100,043

Basic earnings per share	$0.01	$0.65	$0.70	$1.18	$0.69	$0.54	$1.39
Diluted earnings per share	0.01	0.65	0.70	1.18	0.69	0.53	1.38
Adjusted diluted earnings per share (non-GAAP)(1)	0.69	0.66	0.73	0.70	0.69	1.36	1.33
Average basic shares outstanding	94,580,927	63,666,419	63,565,437	61,217,094	56,342,909	79,209,073	56,275,628
Average diluted shares outstanding	95,136,160	64,028,025	64,056,303	61,632,448	56,684,626	79,671,775	56,607,947
Cash dividends per common share	$0.22	$0.22	$0.22	$0.22	$0.22	$0.44	$0.44
(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Performance Ratios

	Three Months Ended					Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Return on average assets	0.02%	0.94%	0.99%	1.63%	0.90%	0.39%	0.91%
Adjusted return on average assets (non-GAAP)(1)	1.01	0.95	1.03	0.97	0.90	0.98	0.88
Return on average tangible assets (non-GAAP)(1)	0.13	1.01	1.07	1.75	0.98	0.48	0.99
Adjusted return on average tangible assets (non-GAAP)(1)	1.18	1.02	1.11	1.05	0.98	1.12	0.96
Return on average equity	0.11	6.25	6.70	11.29	6.68	2.66	6.77
Adjusted return on average equity (non-GAAP)(1)	7.06	6.34	6.96	6.69	6.68	6.76	6.52
Return on average tangible equity (non-GAAP)(1)	1.43	10.16	10.97	18.83	12.04	5.24	12.25
Adjusted return on average tangible equity (non-GAAP)(1)	13.50	10.30	11.38	11.26	12.04	12.10	11.81
Efficiency ratio (fully taxable equivalent)	67.59	65.51	67.61	54.73	67.31	66.78	67.41
Adjusted efficiency ratio (non-GAAP)(1)	57.07	64.43	65.82	64.62	66.60	59.95	67.41
Dividend payout ratio	2200.00	33.85	31.43	18.64	31.88	81.48	31.65

Capital and Balance Sheet Ratios

	As of
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
Shares outstanding	95,019,311	63,739,467	63,565,690	63,564,028	56,367,924
Market value per share	$35.93	$33.93	$35.75	$32.50	$30.54
Book value per share	39.77	42.79	42.13	41.82	41.77
Tangible book value per share (non-GAAP)(1)	23.10	27.07	26.36	26.02	23.89
Shareholders’ equity to assets	14.19%	14.93%	14.85%	14.80%	13.45%
Tangible common equity ratio (non-GAAP)(1)	8.77	9.99	9.84	9.76	8.16
Leverage ratio(2)	9.36	11.39	11.34	11.32	9.81
Common equity tier 1 capital ratio(2)	11.09	12.59	12.73	12.88	10.75
Tier 1 risk-based capital ratio(2)	11.09	13.35	13.50	13.67	11.53
Total risk-based capital ratio(2)	14.99	16.89	17.08	17.32	15.15

(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

(2) Preliminary

Noninterest Income and Noninterest Expense

(Dollars in thousands)	Three Months Ended					Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Noninterest income
Service charges on deposit accounts	$13,618	$10,364	$10,549	$10,438	$10,286	$23,982	$20,792
Fees and commissions	6,650	3,787	4,181	4,116	3,944	10,437	7,893
Insurance commissions	—	—	—	—	2,758	—	5,474
Wealth management revenue	7,345	7,067	6,371	5,835	5,684	14,412	11,353
Mortgage banking income	11,263	8,147	6,861	8,447	9,698	19,410	21,068
Gain on sale of insurance agency	—	—	—	53,349	—	—	—
Gain on extinguishment of debt	—	—	—	—	—	—	56
BOLI income	3,383	2,929	3,317	2,858	2,701	6,312	5,392
Other	6,075	4,101	2,939	4,256	3,691	10,176	8,115
Total noninterest income	$48,334	$36,395	$34,218	$89,299	$38,762	$84,729	$80,143
Noninterest expense
Salaries and employee benefits	$99,542	$71,957	$70,260	$71,307	$70,731	$171,499	$142,201
Data processing	5,438	4,089	4,145	4,133	3,945	9,527	7,752
Net occupancy and equipment	17,359	11,754	11,312	11,415	11,844	29,113	23,233
Other real estate owned	157	685	590	56	105	842	212
Professional fees	4,223	2,884	2,686	3,189	3,195	7,107	6,543
Advertising and public relations	4,490	4,297	3,840	3,677	3,807	8,787	8,693
Intangible amortization	8,884	1,080	1,133	1,160	1,186	9,964	2,398
Communications	3,184	2,033	2,067	2,176	2,112	5,217	4,136
Merger and conversion related expenses	20,479	791	2,076	11,273	—	21,270	—
Other	19,448	14,306	16,638	13,597	15,051	33,754	29,720
Total noninterest expense	$183,204	$113,876	$114,747	$121,983	$111,976	$297,080	$224,888

Mortgage Banking Income

(Dollars in thousands)	Three Months Ended					Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Gain on sales of loans, net	$5,316	$4,500	$2,379	$4,499	$5,199	$9,816	$9,734
Fees, net	3,740	2,317	2,850	2,646	2,866	6,057	4,720
Mortgage servicing income, net	2,207	1,330	1,632	1,302	1,633	3,537	6,614
Total mortgage banking income	$11,263	$8,147	$6,861	$8,447	$9,698	$19,410	$21,068

Balance Sheet

(Dollars in thousands)	As of
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
Assets
Cash and cash equivalents	$1,378,612	$1,091,339	$1,092,032	$1,275,620	$851,906
Securities held to maturity, at amortized cost	1,076,817	1,101,901	1,126,112	1,150,531	1,174,663
Securities available for sale, at fair value	2,471,487	1,002,056	831,013	764,844	749,685
Loans held for sale, at fair value	356,791	226,003	246,171	291,735	266,406
Loans held for investment	18,563,447	13,055,593	12,885,020	12,627,648	12,604,755
Allowance for credit losses on loans	(290,770)	(203,931)	(201,756)	(200,378)	(199,871)
Loans, net	18,272,677	12,851,662	12,683,264	12,427,270	12,404,884
Premises and equipment, net	465,100	279,011	279,796	280,550	280,966
Other real estate owned	11,750	8,654	8,673	9,136	7,366
Goodwill	1,419,782	988,898	988,898	988,898	991,665
Other intangibles	163,751	13,025	14,105	15,238	16,397
Bank-owned life insurance	486,613	337,502	391,810	389,138	387,791
Mortgage servicing rights	64,539	72,902	72,991	71,990	72,092
Other assets	457,056	298,428	300,003	293,890	306,570
Total assets	$26,624,975	$18,271,381	$18,034,868	$17,958,840	$17,510,391

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$5,356,153	$3,541,375	$3,403,981	$3,529,801	$3,539,453
Interest-bearing	16,226,484	11,230,720	11,168,631	10,979,950	10,715,760
Total deposits	21,582,637	14,772,095	14,572,612	14,509,751	14,255,213
Short-term borrowings	405,349	108,015	108,018	108,732	232,741
Long-term debt	556,976	433,309	430,614	433,177	428,677
Other liabilities	301,159	230,857	245,306	249,102	239,059
Total liabilities	22,846,121	15,544,276	15,356,550	15,300,762	15,155,690

Shareholders’ equity:
Common stock	488,612	332,421	332,421	332,421	296,483
Treasury stock	(90,248)	(91,646)	(97,196)	(97,251)	(97,534)
Additional paid-in capital	2,393,566	1,486,849	1,491,847	1,488,678	1,304,782
Retained earnings	1,100,965	1,121,102	1,093,854	1,063,324	1,005,086
Accumulated other comprehensive loss	(114,041)	(121,621)	(142,608)	(129,094)	(154,116)
Total shareholders’ equity	3,778,854	2,727,105	2,678,318	2,658,078	2,354,701
Total liabilities and shareholders’ equity	$26,624,975	$18,271,381	$18,034,868	$17,958,840	$17,510,391

Net Interest Income and Net Interest Margin

(Dollars in thousands)	Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Loans held for investment	$18,448,000	$304,834	6.63%	$12,966,869	$199,504	6.24%	$12,575,651	$200,670	6.41%
Loans held for sale	287,855	4,639	6.45%	200,917	3,008	5.99%	219,826	3,530	6.42%
Taxable securities	3,106,565	24,917	3.21%	1,883,535	10,971	2.33%	1,832,002	9,258	2.02%
Tax-exempt securities	462,732	4,309	3.72%	259,800	1,443	2.22%	263,937	1,451	2.20%
Total securities	3,569,297	29,226	3.28%	2,143,335	12,414	2.32%	2,095,939	10,709	2.04%
Interest-bearing balances with banks	901,803	9,057	4.03%	824,743	8,639	4.25%	595,030	7,874	5.32%
Total interest-earning assets	23,206,955	347,756	6.01%	16,135,864	223,565	5.61%	15,486,446	222,783	5.77%
Cash and due from banks	357,338			181,869			187,519
Intangible assets	1,589,490			1,002,511			1,008,638
Other assets	1,029,082			669,392			688,766
Total assets	$26,182,865			$17,989,636			$17,371,369
Interest-bearing liabilities:
Interest-bearing demand(1)	$11,191,443	$76,542	2.74%	$7,835,617	$54,710	2.83%	$7,094,411	$56,132	3.17%
Savings deposits	1,322,007	1,032	0.31%	813,451	711	0.35%	839,638	729	0.35%
Brokered deposits	—	—	—%	—	—	—%	294,650	3,944	5.37%
Time deposits	3,404,482	34,347	4.05%	2,474,218	23,965	3.93%	2,487,873	26,816	4.34%
Total interest-bearing deposits	15,917,932	111,921	2.82%	11,123,286	79,386	2.89%	10,716,572	87,621	3.28%
Borrowed funds	1,036,045	13,118	5.07%	556,734	6,747	4.88%	583,965	7,564	5.19%
Total interest-bearing liabilities	16,953,977	125,039	2.96%	11,680,020	86,133	2.99%	11,300,537	95,185	3.38%
Noninterest-bearing deposits	5,233,976			3,408,830			3,509,109
Other liabilities	249,861			208,105			223,992
Shareholders’ equity	3,745,051			2,692,681			2,337,731
Total liabilities and shareholders’ equity	$26,182,865			$17,989,636			$17,371,369
Net interest income/ net interest margin		$222,717	3.85%		$137,432	3.45%		$127,598	3.31%
Cost of funding			2.26%			2.31%			2.58%
Cost of total deposits			2.12%			2.22%			2.47%
(1) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

Net Interest Income and Net Interest Margin, continued

(Dollars in thousands)	Six Months Ended
	June 30, 2025			June 30, 2024
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Loans held for investment	$15,722,576	$504,338	6.47%	$12,491,814	$395,310	6.35%
Loans held for sale	244,626	7,647	6.25%	187,604	5,838	6.22%
Taxable securities	2,498,428	35,888	2.87%	1,861,909	18,763	2.02%
Tax-exempt securities	361,827	5,752	3.18%	267,108	2,956	2.21%
Total securities	2,860,255	41,640	2.91%	2,129,017	21,719	2.04%
Interest-bearing balances with banks	863,486	17,696	4.13%	582,683	15,655	5.40%
Total interest-earning assets	19,690,943	571,321	5.84%	15,391,118	438,522	5.72%
Cash and due from banks	270,088			188,011
Intangible assets	1,297,622			1,009,232
Other assets	850,231			701,770
Total assets	$22,108,884			$17,290,131
Interest-bearing liabilities:
Interest-bearing demand(1)	$9,522,800	$131,252	2.78%	$7,025,200	$108,632	3.10%
Savings deposits	1,069,134	1,743	0.33%	850,018	1,459	0.34%
Brokered deposits	—	—	—%	370,129	9,931	5.38%
Time deposits	2,941,920	58,312	3.99%	2,403,646	50,212	4.20%
Total interest-bearing deposits	13,533,854	191,307	2.85%	10,648,993	170,234	3.21%
Borrowed funds	797,714	19,865	5.00%	573,182	14,840	5.19%
Total interest-bearing liabilities	14,331,568	211,172	2.97%	11,222,175	185,074	3.31%
Noninterest-bearing deposits	4,326,445			3,513,860
Other liabilities	229,098			228,090
Shareholders’ equity	3,221,773			2,326,006
Total liabilities and shareholders’ equity	$22,108,884			$17,290,131
Net interest income/ net interest margin		$360,149	3.68%		$253,448	3.30%
Cost of funding			2.28%			2.52%
Cost of total deposits			2.16%			2.41%
(1) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

Loan Portfolio

(Dollars in thousands)	As of
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
Loan Portfolio:
Commercial, financial, agricultural	$2,666,923	$1,888,580	$1,885,817	$1,804,961	$1,847,762
Lease financing	89,568	85,412	90,591	98,159	102,996
Real estate - construction	1,339,967	1,090,862	1,093,653	1,198,838	1,355,425
Real estate - 1-4 family mortgages	4,874,679	3,583,080	3,488,877	3,440,038	3,435,818
Real estate - commercial mortgages	9,470,134	6,320,120	6,236,068	5,995,152	5,766,478
Installment loans to individuals	122,176	87,539	90,014	90,500	96,276
Total loans	$18,563,447	$13,055,593	$12,885,020	$12,627,648	$12,604,755

Credit Quality and Allowance for Credit Losses on Loans

(Dollars in thousands)	As of
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
Nonperforming Assets:
Nonaccruing loans	$137,999	$98,638	$110,811	$113,872	$97,795
Loans 90 days or more past due	3,860	95	2,464	5,351	240
Total nonperforming loans	141,859	98,733	113,275	119,223	98,035
Other real estate owned	11,750	8,654	8,673	9,136	7,366
Total nonperforming assets	$153,609	$107,387	$121,948	$128,359	$105,401

Criticized Loans
Classified loans	$333,626	$224,654	$241,708	$218,135	$191,595
Special Mention loans	159,931	95,778	130,882	163,804	138,343
Criticized loans(1)	$493,557	$320,432	$372,590	$381,939	$329,938

Allowance for credit losses on loans	$290,770	$203,931	$201,756	$200,378	$199,871
Net loan charge-offs (recoveries)	$12,054	$(125)	$1,722	$703	$5,481
Annualized net loan charge-offs / average loans	0.26%	—%	0.05%	0.02%	0.18%
Nonperforming loans / total loans	0.76	0.76	0.88	0.94	0.78
Nonperforming assets / total assets	0.58	0.59	0.68	0.71	0.60
Allowance for credit losses on loans / total loans	1.57	1.56	1.57	1.59	1.59
Allowance for credit losses on loans / nonperforming loans	204.97	206.55	178.11	168.07	203.88
Criticized loans / total loans	2.66	2.45	2.89	3.02	2.62
(1) Criticized loans include classified and Special Mention loans.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time (9:00 AM Central Time) on Wednesday, July 23, 2025.

The webcast is accessible through Renasant’s investor relations website at www.renasant.com or https://event.choruscall.com/mediaframe/webcast.html?webcastid=gtM01rRI. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation 2025 Second Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com after the call and will remain accessible for one year. A replay can be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 6698526 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until August 6, 2025.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 121-year-old financial services institution. Renasant has assets of approximately $26.6 billion and operates 300 banking, lending, mortgage and wealth management offices throughout the Southeast and also offers factoring and asset-based lending on a nationwide basis.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain, or incorporate by reference, statements about Renasant Corporation that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “focus,” “possible,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about the Company’s future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. The Company’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Important factors currently known to management that could cause the Company’s actual results to differ materially from those in forward-looking statements include the following: (i) the Company’s ability to efficiently integrate acquisitions (including its recently-completed merger with The First into its operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the timeframe anticipated by management (including the possibility that such cost savings will not be realized when expected, or at all, as a result of the impact of, or challenges arising from, the integration of the acquired assets and assumed liabilities into the Company, potential adverse reactions or changes to business or employee relationships, or as a result of other unexpected factors or events); (ii) potential exposure to unknown or contingent risks and liabilities the Company has acquired, or may acquire, or target for acquisition, including in connection with its merger with The First; (iii) the effect of economic conditions and interest rates on a national, regional or international basis; (iv) timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings; (v) competitive pressures in the consumer finance, commercial finance, financial services, asset management, retail banking, factoring and mortgage lending and auto lending industries; (vi) the financial resources of, and products available from, competitors; (vii) changes in laws and regulations as well as changes in accounting standards; (viii) changes in governmental and regulatory policy, whether applicable specifically to financial institutions or impacting the United States generally (such as, for example, changes in trade policy); (ix) increased scrutiny by, and/or additional regulatory requirements of, regulatory agencies as a result of the Company’s merger with The First; (x) changes in the securities and foreign exchange markets; (xi) the Company’s potential growth, including its entrance or expansion into new markets, and the need for sufficient capital to support that growth; (xii) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers of investment securities, or the impact of interest rates on the value of the Company’s investment securities portfolio; (xiii) an insufficient allowance for credit losses as a result of inaccurate assumptions; (xiv) changes in the sources and costs of the capital the Company uses to make loans and otherwise fund the Company’s operations, due to deposit outflows, changes in the mix of deposits and the cost and availability of borrowings; (xv) general economic, market or business conditions, including the impact of inflation; (xvi) changes in demand for loan and deposit products and other financial services; (xvii) concentrations of credit or deposit exposure; (xviii) changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; (xix) increased cybersecurity risk, including potential network breaches, business disruptions or financial losses; (xx) civil unrest, natural disasters, epidemics and other catastrophic events in the Company’s geographic area; (xxi) geopolitical conditions, including acts or threats of terrorism and actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; (xxii) the impact, extent and timing of technological changes; and (xxiii) other circumstances, many of which are beyond management’s control.

Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov.

The Company undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), this press release and the presentation slides furnished to the SEC on the same Form 8-K as this release contain non-GAAP financial measures, namely, (i) adjusted loan yield, (ii) adjusted net interest income and margin, (iii) pre-provision net revenue (including on an as-adjusted basis), (iv) adjusted net income, (v) adjusted diluted earnings per share, (vi) tangible book value per share, (vii) the tangible common equity ratio, (viii) the adjusted return on average assets and on average equity and certain other performance ratios (namely, the ratio of pre-provision net revenue to average assets and the return on average tangible assets and on average tangible common equity (including each of the foregoing on an as-adjusted basis)), and (ix) the adjusted efficiency ratio.

These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets, including related amortization, and/or certain gains or charges (such as, for the second quarter of 2025, merger and conversion expenses, the Day 1 acquisition provision for credit losses and unfunded commitments, and gain on sales of MSRs), with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indicators of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below under the caption “Non-GAAP Reconciliations”.

None of the non-GAAP financial information that the Company has included in this release or the accompanying presentation slides are intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Non-GAAP Reconciliations

(Dollars in thousands, except per share data)	Three Months Ended					Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Adjusted Pre-Provision Net Revenue (“PPNR”)
Net income (GAAP)	$1,018	$41,518	$44,747	$72,455	$38,846	$42,536	$78,255
Income taxes	1,649	10,448	5,006	24,924	9,666	12,097	19,578
Provision for credit losses (including unfunded commitments)	81,322	4,750	2,600	935	3,300	86,072	5,738
Pre-provision net revenue (non-GAAP)	$83,989	$56,716	$52,353	$98,314	$51,812	$140,705	$103,571
Merger and conversion expense	20,479	791	2,076	11,273	—	21,270	—
Gain on extinguishment of debt	—	—	—	—	—	—	(56)
Gain on sales of MSR	(1,467)	—	(252)	—	—	(1,467)	(3,472)
Gain on sale of insurance agency	—	—	—	(53,349)	—	—	—
Adjusted pre-provision net revenue (non-GAAP)	$103,001	$57,507	$54,177	$56,238	$51,812	$160,508	$100,043

Adjusted Net Income and Adjusted Tangible Net Income
Net income (GAAP)	$1,018	$41,518	$44,747	$72,455	$38,846	$42,536	$78,255
Amortization of intangibles	8,884	1,080	1,133	1,160	1,186	9,964	2,398
Tax effect of adjustments noted above(1)	(2,212)	(270)	(283)	(296)	(233)	(2,481)	(470)
Tangible net income (non-GAAP)	$7,690	$42,328	$45,597	$73,319	$39,799	$50,019	$80,183

Net income (GAAP)	$1,018	$41,518	$44,747	$72,455	$38,846	$42,536	$78,255
Merger and conversion expense	20,479	791	2,076	11,273	—	21,270	—
Day 1 acquisition provision for loan losses	62,190	—	—	—	—	62,190	—
Day 1 acquisition provision for unfunded commitments	4,422	—	—	—	—	4,422	—
Gain on extinguishment of debt	—	—	—	—	—	—	(56)
Gain on sales of MSR	(1,467)	—	(252)	—	—	(1,467)	(3,472)
Gain on sale of insurance agency	—	—	—	(53,349)	—	—	—
Tax effect of adjustments noted above(1)	(20,765)	(198)	(113)	12,581	—	(20,964)	694
Adjusted net income (non-GAAP)	$65,877	$42,111	$46,458	$42,960	$38,846	$107,987	$75,421
Amortization of intangibles	8,884	1,080	1,133	1,160	1,186	9,964	2,398
Tax effect of adjustments noted above(1)	(2,212)	(270)	(283)	(296)	(233)	(2,481)	(470)
Adjusted tangible net income (non-GAAP)	$72,549	$42,921	$47,308	$43,824	$39,799	$115,470	$77,349
Tangible Assets and Tangible Shareholders’ Equity
Average shareholders’ equity (GAAP)	$3,745,051	$2,692,681	$2,656,885	$2,553,586	$2,337,731	$3,221,773	$2,326,006
Average intangible assets	(1,589,490)	(1,002,511)	(1,003,551)	(1,004,701)	(1,008,638)	(1,297,622)	(1,009,232)
Average tangible shareholders’ equity (non-GAAP)	$2,155,561	$1,690,170	$1,653,334	$1,548,885	$1,329,093	$1,924,151	$1,316,774

Average assets (GAAP)	$26,182,865	$17,989,636	$17,943,148	$17,681,664	$17,371,369	$22,108,884	$17,290,131
Average intangible assets	(1,589,490)	(1,002,511)	(1,003,551)	(1,004,701)	(1,008,638)	(1,297,622)	(1,009,232)
Average tangible assets (non-GAAP)	$24,593,375	$16,987,125	$16,939,597	$16,676,963	$16,362,731	$20,811,262	$16,280,899

Shareholders’ equity (GAAP)	$3,778,854	$2,727,105	$2,678,318	$2,658,078	$2,354,701	$3,778,854	$2,354,701
Intangible assets	(1,583,533)	(1,001,923)	(1,003,003)	(1,004,136)	(1,008,062)	(1,583,533)	(1,008,062)
Tangible shareholders’ equity (non-GAAP)	$2,195,321	$1,725,182	$1,675,315	$1,653,942	$1,346,639	$2,195,321	$1,346,639

Total assets (GAAP)	$26,624,975	$18,271,381	$18,034,868	$17,958,840	$17,510,391	$26,624,975	$17,510,391
Intangible assets	(1,583,533)	(1,001,923)	(1,003,003)	(1,004,136)	(1,008,062)	(1,583,533)	(1,008,062)
Total tangible assets (non-GAAP)	$25,041,442	$17,269,458	$17,031,865	$16,954,704	$16,502,329	$25,041,442	$16,502,329

Adjusted Performance Ratios
Return on average assets (GAAP)	0.02%	0.94%	0.99%	1.63%	0.90%	0.39%	0.91%
Adjusted return on average assets (non-GAAP)	1.01	0.95	1.03	0.97	0.90	0.98	0.88
Return on average tangible assets (non-GAAP)	0.13	1.01	1.07	1.75	0.98	0.48	0.99
Pre-provision net revenue to average assets (non-GAAP)	1.29	1.28	1.16	2.21	1.20	1.28	1.20
Adjusted pre-provision net revenue to average assets (non-GAAP)	1.58	1.30	1.20	1.27	1.20	1.46	1.16
Adjusted return on average tangible assets (non-GAAP)	1.18	1.02	1.11	1.05	0.98	1.12	0.96
Return on average equity (GAAP)	0.11	6.25	6.70	11.29	6.68	2.66	6.77
Adjusted return on average equity (non-GAAP)	7.06	6.34	6.96	6.69	6.68	6.76	6.52
Return on average tangible equity (non-GAAP)	1.43	10.16	10.97	18.83	12.04	5.24	12.25
Adjusted return on average tangible equity (non-GAAP)	13.50	10.30	11.38	11.26	12.04	12.10	11.81

Adjusted Diluted Earnings Per Share
Average diluted shares outstanding	95,136,160	64,028,025	64,056,303	61,632,448	56,684,626	79,671,775	56,607,947

Diluted earnings per share (GAAP)	$0.01	$0.65	$0.70	$1.18	$0.69	$0.53	$1.38
Adjusted diluted earnings per share (non-GAAP)	$0.69	$0.66	$0.73	$0.70	$0.69	$1.36	$1.33

Tangible Book Value Per Share
Shares outstanding	95,019,311	63,739,467	63,565,690	63,564,028	56,367,924	95,019,311	56,367,924

Book value per share (GAAP)	$39.77	$42.79	$42.13	$41.82	$41.77	$39.77	$41.77
Tangible book value per share (non-GAAP)	$23.10	$27.07	$26.36	$26.02	$23.89	$23.10	$23.89

Tangible Common Equity Ratio
Shareholders’ equity to assets (GAAP)	14.19%	14.93%	14.85%	14.80%	13.45%	14.19%	13.45%
Tangible common equity ratio (non-GAAP)	8.77%	9.99%	9.84%	9.76%	8.16%	8.77%	8.16%
Adjusted Efficiency Ratio
Net interest income (FTE) (GAAP)	$222,717	$137,432	$135,502	$133,576	$127,598	$360,149	$253,448

Total noninterest income (GAAP)	$48,334	$36,395	$34,218	$89,299	$38,762	$84,729	$80,143
Gain on sales of MSR	(1,467)	—	(252)	—	—	(1,467)	(3,472)
Gain on extinguishment of debt	—	—	—	—	—	—	(56)
Gain on sale of insurance agency	—	—	—	(53,349)	—	—	—
Total adjusted noninterest income (non-GAAP)	$46,867	$36,395	$33,966	$35,950	$38,762	$83,262	$76,615

Noninterest expense (GAAP)	$183,204	$113,876	$114,747	$121,983	$111,976	$297,080	$224,888
Amortization of intangibles	(8,884)	(1,080)	(1,133)	(1,160)	(1,186)	(9,964)	(2,398)
Merger and conversion expense	(20,479)	(791)	(2,076)	(11,273)	—	(21,270)	—
Total adjusted noninterest expense (non-GAAP)	$153,841	$112,005	$111,538	$109,550	$110,790	$265,846	$222,490

Efficiency ratio (GAAP)	67.59%	65.51%	67.61%	54.73%	67.31%	66.78%	67.41%
Adjusted efficiency ratio (non-GAAP)	57.07%	64.43%	65.82%	64.62%	66.60%	59.95%	67.41%

Adjusted Net Interest Income and Adjusted Net Interest Margin
Net interest income (FTE) (GAAP)	$222,717	$137,432	$135,502	$133,576	$127,598	$360,149	$253,448
Net interest income collected on problem loans	(2,779)	(1,026)	(151)	(642)	146	(3,805)	23
Accretion recognized on purchased loans	(17,834)	(558)	(616)	(1,089)	(897)	(18,392)	(1,697)
Amortization recognized on purchased time deposits	4,396	—	—	—	—	4,396	—
Amortization recognized on purchased long term borrowings	1,072	—	—	—	—	1,072	—
Adjustments to net interest income	$(15,145)	$(1,584)	$(767)	$(1,731)	$(751)	$(16,729)	$(1,674)
Adjusted net interest income (FTE) (non-GAAP)	$207,572	$135,848	$134,735	$131,845	$126,847	$343,420	$251,774

Net interest margin (GAAP)	3.85%	3.45%	3.36%	3.36%	3.31%	3.68%	3.30%
Adjusted net interest margin (non-GAAP)	3.58%	3.42%	3.34%	3.32%	3.29%	3.51%	3.28%

Adjusted Loan Yield
Loan interest income (FTE) (GAAP)	$304,834	$199,504	$201,562	$204,935	$200,670	$504,338	$395,310
Net interest income collected on problem loans	(2,779)	(1,026)	(151)	(642)	146	(3,805)	23
Accretion recognized on purchased loans	(17,834)	(558)	(616)	(1,089)	(897)	(18,392)	(1,697)
Adjusted loan interest income (FTE) (non-GAAP)	$284,221	$197,920	$200,795	$203,204	$199,919	$482,141	$393,636

Loan yield (GAAP)	6.63%	6.24%	6.29%	6.47%	6.41%	6.47%	6.35%
Adjusted loan yield (non-GAAP)	6.18%	6.19%	6.27%	6.41%	6.38%	6.18%	6.32%
(1) Tax effect is calculated based on the respective legal entity’s appropriate federal and state tax rates (as applicable) for the period, and includes the estimated impact of both current and deferred tax expense.

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